SHRINK NANOTECHNOLOGIES' BIOTECH R&D GROUP FILES PATENT ON RAPID PROTOTYPING SYSTEM FOR THE $2.6 BILLION BIOCHIP MARKET

CARLSBAD, CA – MAY 24, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKN), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors, and biotechnology research and development tools businesses, announced today that patent applications related to its rapid prototyping system for the manufacture of microfluidic chips, or Lab-on-a-Chip (LOC) devices,  have been filed.

According to BCC Research Report’s, Global Biochip Markets: Microarrays and Lab-on-a-Chip published in January 2010, the global biochip market grew from $2.4 billion in 2008 to $2.6 billion in 2009 and is forecasted $5.9 billion by 2014, representing a compound annual growth rate of nearly 18%. “Our inexpensive, rapid prototyping solution provides us with first-mover advantage to capitalize on the emerging market demand for more cost-effective and scalable medical device and cellular biology prototyping tools. Large-scale institutions, research labs and higher education have yet to take full advantage of the benefits of LOC due to the high-cost and labor intensive process of producing these devices. Our desktop and customizable solution can increase the accessibility to the tools researchers need to accelerate the time-to-market for novel therapies that may ultimately find cures to diseases like cancer, Alzheimer's and Parkinson's, and many other deadly diseases,” Mark L. Baum, CEO of Shrink Nanotechnologies, Inc.

Utilizing Shrink’s rapid prototyping solutions, even the most sophisticated three dimensional biochips can be developed with precise specifications and ease-of-use compared to current production methods that require many hours, day or even weeks of painstaking manual labor and expensive clean room equipment and/or robotics required to maintain a sterile environment. Using Shrink's patent-pending NanoShrink™ polymer material, researchers can design, cut, etch and print complex structures at the macro-level and then shrink them into the tiniest LOCs used in a wide range of 2-D and 3-D cellular-based disease models, drug testing and regenerative medicine.

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. is a one-of-a-kind FIGA™ organization, which focuses on leveraging contributions from experts in Finance, Industry, Government and Academia. Operating as a high-technology development-stage company, Shrink owns and develops proprietary and patent-pending nano-sized technologies, components and product systems. The Company's unique NanoShrink™ material is a pre-stressed polymer which is used in a patent pending manufacturing platform with numerous applications in the solar energy, human and animal diagnostics, and biotechnology research and development tools industries. For more information, please visit www.shrinknano.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management’s current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink’s ability to obtain additional financing and to build and develop markets for Shrink’s biotechnology technologies and products. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink’s success are more fully disclosed in Shrink’s most recent public filings with the U.S. Securities and Exchange Commission.

See also:

http://www.shrinksolar.com/blog/

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

Contact:

For Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205